CONFORMED COPY
11 May 2021

CARNIVAL CORPORATION
and
CARNIVAL PLC
THE SUBSIDIARIES OF CARNIVAL CORPORATION and CARNIVAL PLC listed in Schedule 1
(as Borrowers)

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY
(as Facilities Agent)

AMENDMENT AGREEMENT RELATING TO A MULTICURRENCY REVOLVING FACILITIES AGREEMENT ORIGINALLY DATED 18 MAY 2011 AS AMENDED FROM TIME TO TIME

Freshfields Bruckhaus Deringer LLP
65 Fleet Street
London EC4Y 1HS

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THIS AGREEMENT is dated 11 May 2021 and made between:
(1)    CARNIVAL CORPORATION (a Panamanian corporation having its principal place of business at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida, 33178-2428) (the Company);
(2)    CARNIVAL PLC (a company incorporated under the laws of England and Wales with registered number 04039524) (Carnival plc);
(3)    THE SUBSIDIARIES OF THE COMPANY and of CARNIVAL PLC listed in Schedule 1 (Borrowers) as borrowers (in this capacity and together with the Company and Carnival plc, the Borrowers);
(4)    CARNIVAL CORPORATION and CARNIVAL PLC as guarantors of their respective Subsidiaries (each a Guarantor); and
(5)    BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY as facilities agent of the other Finance Parties (the Facilities Agent).
WHEREAS:
(1)    This Agreement is supplemental to and amends the multicurrency facilities agreement (the Facilities Agreement) dated 18 May 2011 as amended and restated most recently on 6 August 2019 and amended further from time to time most recently on 31 December 2020 between, among others, the Company, Carnival plc and Bank of America Europe Designated Activity Company (formerly known as Bank of America Merrill Lynch International Designated Activity Company) as successor in title to Bank of America Merrill Lynch International Limited.
(2)    Pursuant to Clause 41 (Amendments and Waivers) of the Facilities Agreement, the Facilities Agent is authorised to effect, on behalf of any Finance Party, any amendment or waiver permitted by that Clause. The Majority Lenders have consented to the amendment of the Facilities Agreement as contemplated by this Agreement and, accordingly, the Facilities Agent is authorised and has been instructed to execute this Agreement on behalf of the Finance Parties.
IT IS AGREED as follows:
1.    INTERPRETATION
1.1    Definitions
In this Agreement:
Amended Facilities Agreement means the Facilities Agreement as amended by this Agreement.
Effective Date means the date on which the Facilities Agent confirms to the Lenders and the Company that it has received each of the documents listed in Schedule 2 (Conditions Precedent) in a form and substance satisfactory to the Facilities Agent. The Facilities Agent shall give such confirmation promptly upon being so satisfied.
Subsidiary Deed of Guarantee means the deed of guarantee issued by each Subsidiary Guarantor in favour of the Facilities Agent on behalf of the Finance Parties in respect of the Obligors.
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Subsidiary Guarantor means each of:
(a)    GXI, LLC.;
(b)    HAL Antillen N.V.;
(c)    Holland America Line N.V.;
(d)    Cruiseport Curacao C.V.;
(e)    Princess Cruise Lines, Ltd.;
(f)    Seabourn Cruise Line Limited; and
(g)    Costa Crociere S.p.A.
1.2    Defined terms and construction
In this Agreement, unless the context otherwise requires:
(a)    a reference to a term defined in any other Finance Document has the same meaning in this Agreement;
(b)    references to Clauses are to Clauses of the Amended Facilities Agreement unless otherwise stated; and
(c)    the provisions of Clause 1.2 (Construction) apply to this Agreement as though they were set out in full in this Agreement except that references to the Amended Facilities Agreement are to be construed as references to this Agreement.
2.    AMENDMENT OF FACILITIES AGREEMENT
With effect from (and including) the Effective Date, the Facilities Agreement shall be amended to incorporate the amendments set out in Schedule 3 (Amendments) to this Agreement.
3.    REPRESENTATIONS
The Repeating Representations are confirmed to be true in all material respects by each Obligor (by reference to the facts and circumstances then existing) on the date of this Agreement and on the Effective Date, and in each case as if references to the Finance Documents in such Repeating Representations are references to this Agreement, the Amended Facilities Agreement and the Subsidiary Deed of Guarantee.
4.    GUARANTEE
On the Effective Date, each Obligor:
(a)    confirms its acceptance of the Amended Facilities Agreement;
(b)    agrees that it is bound as an Obligor by the terms of the Amended Facilities Agreement; and
(c)    if a Guarantor, confirms that its guarantee provided under Clause 23 (Guarantee and Indemnity) of the Amended Facilities Agreement and the relevant Deed of Guarantee:
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(i)    continues in full force and effect on the terms of the Amended Facilities Agreement and the relevant Deed of Guarantee; and
(ii)    extends to the obligations of the Obligors under the Finance Documents (including the Amended Facilities Agreement and notwithstanding the imposition of any amended, additional or more onerous obligations).
5.    EFFECT OF AMENDMENT
(a)    In accordance with the Facilities Agreement, each of the Facilities Agent and Company designates each of this Agreement, the Amended Facilities Agreement and the Subsidiary Deed of Guarantee as a Finance Document.
(b)    The Facilities Agreement and this Agreement will, from the Effective Date, be read and construed as one document.
(c)    Except as otherwise provided in this Agreement, the Finance Documents remain in full force and effect.
(d)    Except to the extent expressly waived in this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.
6.    MISCELLANEOUS
6.1    Further assurance
Each Obligor shall, at the request of the Facilities Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.
6.2    Incorporation of terms
The provisions of Clauses 37 (Notices), 39 (Partial invalidity), 46 (Governing law) and 47 (Enforcement) of the Amended Facilities Agreement shall apply to this Agreement as though they were set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.
6.3    Counterparts
This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.
6.4    Italian transparency rules
Pursuant to and in accordance with the transparency rules (Disposizioni in materia di trasparenza delle operazioni e dei servizi bancari e finanziari. Correttezza delle relazioni tra intermediari e clienti) applicable to transactions and banking and financial services issued by Bank of Italy on 29 July 2009 and published in the Italian official gazette (Gazzetta Ufficiale) no. 217 on 18 September 2009 (as amended and supplemented from time to time) (the Transparency Rules), the Parties mutually acknowledge and declare that this Agreement and any of its terms and conditions have been negotiated, with the assistance of their respective
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legal counsels, on an individual basis and, as a result, this Agreement falls into the category of the agreements “che costituiscono oggetto di trattativa individuale” which are exempted from the application of Section II of the Transparency Rules.

IN WITNESS whereof the parties have caused this Agreement to be duly executed on the date first written above.

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SCHEDULE 1
BORROWERS
Name of Subsidiaries of the Company and Carnival plc
1.    Costa Crociere S.p.A. (a company organised and existing under the laws of Italy as a società per azioni, having its registered office in Genoa (Italy), Piazza Piccapietra 48, registered with the Companies’ Register (Registro delle Imprese) of Genoa under no. 02545900108, Repertorio Economico Amministrativo no. GE-279842)
2.    CC U.S. Ventures, Inc. (a corporation incorporated and existing under the laws of the State of Delaware, United States of America)

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SCHEDULE 2
CONDITIONS PRECEDENT
Subsidiary Guarantors
1.    A copy of the constitutional documents of each Subsidiary Guarantor.
2.    A copy of a resolution of the board of directors or, if applicable, a committee of the board of directors of each Subsidiary Guarantor approving the terms of, the transactions contemplated by, and the execution, delivery and performance of, the Subsidiary Deed of Guarantee and authorising a specified person or persons to execute the Subsidiary Deed of Guarantee.
3.    If applicable, a copy of the resolution of the board of directors appointing the committee referred to in paragraph 2 above.
4.    A specimen of the signature of each person who executes the Subsidiary Deed of Guarantee and who is authorised on behalf of a Subsidiary Guarantor to execute or witness the execution of the Subsidiary Deed of Guarantee.
5.    A certificate of an authorised signatory of the Company certifying that each copy document relating to any Subsidiary Guarantor specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Subsidiary Deed of Guarantee.
6.    A copy of a good standing certificate with respect to each Subsidiary Guarantor incorporated in a State in the United States of America, issued as of a recent date by the Secretary of State or other appropriate official of each such Subsidiary Guarantor’s jurisdiction of incorporation or organisation.
7.    A copy of a good standing certificate with respect to each Subsidiary Guarantor incorporated in Bermuda, issued as of a recent date by the appropriate official of each such Subsidiary Guarantor’s jurisdiction of incorporation or organisation.
8.    A certificate downloaded from registro delle imprese confirming that no insolvency procedures have been started in relation to Costa Crociere S.p.A. no earlier than 5 Business Days before the date of the Subsidiary Deed of Guarantee.
Legal opinions
1.    A legal opinion of Allen & Overy LLP, London office, English law legal advisers to the Facilities Agent, addressed to the Finance Parties.
2.    A legal opinion of Morris James LLP, Delaware state law legal advisers to the Facilities Agent, addressed to the Finance Parties.
3.    A legal opinion of Allen & Overy LLP, Milan office, Italian law legal advisers to the Facilities Agent, addressed to the Finance Parties.
4.    A legal opinion of STvB Advocaten, Curaçao law legal advisers to the Company, addressed to the Finance Parties.
5.    A legal opinion of Conyers Dill & Pearman Limited, Bermuda law legal advisers to the Company, addressed to the Finance Parties.
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Other documents and evidence
1.    This Agreement duly executed by all parties thereto.
2.    The Subsidiary Deed of Guarantee duly executed by all parties thereto.
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SCHEDULE 3
AMENDMENTS

1.    The definition of “Obligor” in Clause 1.1 (Definitions) shall be amended by adding the following words to the end of the definition:
“or a Subsidiary Guarantor.”

2.    A new definition of “Subsidiary Guarantor” shall be inserted in Clause 1.1 (Definitions) in alphabetical order as follows:
“Subsidiary Guarantor means each of:
(a)    GXI, LLC., incorporated in the State of Delaware, United States of America;
(b)    HAL Antillen N.V., incorporated in Curaçao;
(c)    Holland America Line N.V., incorporated in Curaçao;
(d)    Cruiseport Curacao C.V., incorporated in Curaçao;
(e)    Princess Cruise Lines, Ltd., incorporated in Bermuda;
(f)    Seabourn Cruise Line Limited, incorporated in Bermuda; and
(g)    Costa Crociere S.p.A., incorporated in Italy”

3.    Clause 27.8 (Guarantees) shall be deleted in its entirety and replaced with the following:
“The Company (for itself and its Subsidiaries) and Carnival plc (for itself and its Subsidiaries) will ensure that no member of the Carnival Corporation & plc Group other than a Subsidiary Guarantor will grant any guarantee in respect of any Pre-COVID Unsecured Debt from 31 December 2020 until 30 November 2024, unless such entity was already an obligor or guarantor of such Pre-COVID Unsecured Debt as at such date.”

4.    A new Clause 30.4 (Resignation of a Subsidiary Guarantor) shall be inserted as follows:
“30.4 Resignation of a Subsidiary Guarantor
(a)    The Company may designate that a Subsidiary Guarantor automatically ceases to be a Subsidiary Guarantor by notifying the Facilities Agent if:
(i)    that Subsidiary Guarantor is being disposed of by way of a Third Party Disposal and the Company has confirmed this is the case; or
(ii)    the Majority Lenders have consented to the resignation of that Subsidiary Guarantor.
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(b)    A resignation of a Subsidiary Guarantor pursuant to paragraph (a)(ii) above shall only be effective if:
(i)    the Company has confirmed that no Default is continuing or would result from the acceptance of the notice of resignation;
(ii)    no payment is due from the Subsidiary Guarantor under a Finance Document; and
(iii)    where the Subsidiary Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 30.3 (Resignation of a Borrower).
(c)    The resignation of a Subsidiary Guarantor pursuant to paragraph (a)(i) above shall not be effective until the date of the relevant Third Party Disposal at which time that company shall cease to be a Subsidiary Guarantor and shall have no further rights or obligations under the Finance Documents as a Subsidiary Guarantor.
(d)    For the purposes of this Clause 30.4, Third Party Disposal means the disposal of a Subsidiary Guarantor to a person which is not a member of the Group where that disposal is permitted under this Agreement or made with the approval of the Majority Lenders.”

5.    A new Clause 34.12 (Amounts paid in error) shall be inserted as follows:
“34.12    Amounts paid in error
(a)    If the Facilities Agent pays an amount to another Party and the Facilities Agent notifies that Party that that payment was an Erroneous Payment then the Party to whom that amount was paid by the Facilities Agent shall on demand refund the same to the Facilities Agent together with interest on that amount from the date of payment to the date of receipt by the Facilities Agent, calculated by the Facilities Agent to reflect its cost of funds.
(b)    The rights and remedies of the Facilities Agent (whether arising under this Clause 34.12 or otherwise) which relate to an Erroneous Payment will not be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such right or remedy (whether or not known by the Facilities Agent or any other Party).
(c)    All payments to be made by a Party to the Facilities Agent (whether made pursuant to this Clause 34.12 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
(d)    In this Agreement, Erroneous Payment means a payment of an amount by the Facilities Agent to another Party which the Facilities Agent determines (in its sole discretion) was made in error.”

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6.    Clauses 37.1 (Communications in writing) to 37.4 (Notification of Address and fax number) inclusive shall be deleted in their entirety and replaced with the following:
“37.1 Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.
37.2 Addresses
(a)    The address and email (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:
(i)    in the case of the Company and each other Obligor, that identified with its name in paragraph (b) below;
(ii)    in the case of each Lender, any other Original Obligor or any Additional Borrower, that notified in writing to the Facilities Agent on or prior to the date on which it becomes a Party; and
(iii)    in the case of the Facilities Agent, that identified with its name in paragraph (c) below, or any substitute address, email or department or officer as the Party may notify to the Facilities Agent (or the Facilities Agent may notify to the other Parties, if a change is made by the Facilities Agent) by not less than five Business Days’ notice.
(b)    The contact details of the Company and each other Obligor for this purpose are:
Address:    Carnival Corporation, 3655 NW 87th Avenue, Miami, Florida 33178
E-Mail:    QDobbins@carnival.com
Attention:    Treasurer; and
Address:    Carnival Corporation, 3655 NW 87th Avenue, Miami, Florida 33178
E-Mail:    EMiguez@carnival.com
Attention:    General Counsel
(c)    The contact details of the Facilities Agent for this purpose are:
In relation to general credit matters:
Bank of America Europe Designated Activity Company
Two Park Place
Hatch Street
Dublin 2
Ireland
Attention:         EMEA Lending Fulfilment
E-Mail:         colin.gotts@bofa.com & kevin.p.day@bofa.com
In relation to administrative matters:
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Bank of America Europe Designated Activity Company
26 Elmfield Road
Bromley
Kent
BR1 1LR
Attention:    Loans Agency Operations
E-Mail:     emea.7115loansagency@bankofamerica.com

37.3    Delivery
(a)    Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)    if delivered in person or email, at the time of delivery; or
(ii)    if by post, five days after being deposited in the post, postage prepaid in an envelope correctly addressed.
(b)    Any communication or document to be made or delivered to the Facilities Agent will be effective only when actually received by the Facilities Agent.
(c)    A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.
(d)    All notices from or to an Obligor shall be sent through the Facilities Agent.
(e)    Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.
37.4    Notification of address and email
Promptly upon receipt of notification of an address and email or change of address or email pursuant to Clause 37.2 (Addresses) or changing its own address or email, the Facilities Agent shall notify the other Parties.”

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SIGNATORIES
Borrowers
CARNIVAL CORPORATION
By:     /S/ QUINBY DOBBINS
Quinby Dobbins, Treasurer & SVP Corporate Finance

Place of execution: Miami, Florida USA
CARNIVAL PLC
By:     /S/ QUINBY DOBBINS
Quinby Dobbins, Treasurer & SVP Corporate Finance

Place of execution: Miami, Florida USA
COSTA CROCIERE S.p.A.
By:    /S/ DAVID BERNSTEIN
David Bernstein, Director

Place of execution: Miami, Florida USA
CC U.S. VENTURES, INC.
By:     /S/ ARNALDO PEREZ
Arnaldo Perez, Secretary

Place of execution: Miami, Florida USA

Guarantors
CARNIVAL CORPORATION
By:     /S/ QUINBY DOBBINS
Quinby Dobbins, Treasurer & SVP Corporate Finance

Place of execution: Miami, Florida USA
CARNIVAL PLC
By:     /S/ QUINBY DOBBINS
Quinby Dobbins, Treasurer & SVP Corporate Finance

Place of execution: Miami, Florida USA

Facilities Agent

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY
By:     /S/ KEVIN DAY
Kevin Day
Vice President

Place of execution: United Kingdom

#33300237v1 – Amendment Agreement to Facility Agreement (May 2021)